 Exhibit 5.1

June 30, 2017	jleese@mjm.bm Dir. 441 294-3625 Fax. 441 292- 9151 Ref. JL/29893.0001
By e-mail and courier
Golar LNG Limited S.E. Pearman Building, 2nd Floor 9 Par La Ville Road Hamilton HM 11 Bermuda

Dear Sirs,

Golar LNG Limited

1.          Subject of Opinion
We have acted as Bermuda counsel to Golar LNG Limited, a company incorporated under the laws of the Islands of Bermuda, (the "Company") in connection with  the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form F-3 (such registration statement as amended and supplemented from time to time), including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder. The Registration Statement relates to the registration by the Company of an indeterminate US Dollar amount in securities, which may include the Company's common shares of par value US$1.00 ("Common Shares"), preferred shares ("Preferred Shares"), debt securities ("Debt Securities"), warrants ("Warrants"), purchase contracts ("Purchase Contracts"), rights to purchase the Company's equity securities (the "Rights") and units ("Units") (the Common Shares, Preferred Shares, Warrants, Debt Securities, Purchase Contracts, Rights and Units are collectively referred to herein as the "Securities").
2.          Documents Examined

For the purposes of this opinion we have examined and relied upon the following (collectively, the "Documents"):

2.1.	a copy of the draft Registration Statement and the form of prospectus included therein (the "Prospectus");

2.2.	the form of senior indenture to be entered into by the Company (filed as Exhibit 4.3 to the Registration Statement) (the "Senior Indenture");

2.3.
the form of subordinated indenture to be entered into by the Company (filed as Exhibit 4.4 to the Registration Statement) (the "Subordinated Indenture" and, collectively with the Senior Indenture, the "Indentures");

2.4.	a copy of the following documents for the Company, as certified by the Secretary thereof on 29 June 2017:

(a)	Certificate of Incorporation;

(b)	Memorandum of Association;

(c)	Bye-laws;

(d)	Register of Directors and Officers; and

(e)	Tax Assurance Certificate;

2.5.	a copy of resolutions passed by the Board of Directors of the Company at a meeting thereof on 30 June 2017, as certified by the Secretary of the Company on 30 June 2017 (the "Resolution");

2.6.	a Certificate of Compliance issued by the Bermuda Registrar of Companies ("ROC") in respect of the Company dated 29 June 2017; and

2.7.	such other documents as we have deemed necessary in order to render this opinion.

A reference to a document does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto. Except as stated in this paragraph 2, we have not examined any contract, instrument or other document entered into by, or affecting, the Company or any corporate records of the Company and have not made any other enquiries concerning the Company.

3.	Searches

We have also relied upon our searches of the documents of public record relating to the Bermuda Companies maintained by the ROC and on our search of the Cause Book maintained by the Registrar of the Supreme Court of Bermuda, both made on 29 June 2017 (the "Searches").

4.	Opinion Limited to Bermuda Law

We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the courts of Bermuda at the date thereof and is governed by, and should be construed in accordance with, those laws. This opinion is limited to the matters stated herein and does not extend to, and is not intended to be extended by implication to, any other matters. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

5.	Assumptions

In giving this opinion we have assumed:

5.1.
the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised or photo static copies;

5.2.	the genuineness of all seals, signatures and markings on the Documents;

5.3.	the authority, capacity and power of each of the persons signing the Documents (other than the Company);

5.4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda, made in any of the Documents, is true, accurate and complete;

5.5.	that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

5.6.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

5.7.
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Company in connection with the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.8.
that the information disclosed by the Searches has not been materially altered and that the Searches did not fail to disclose any material information which had been delivered for filing or registration, but was not disclosed or did not appear on the public files or on the Cause Book at the time of the Searches;

5.9.	that no litigation, administrative or other proceeding of or before any governmental authority of Bermuda is pending against or affecting the Company;

5.10.	that the Company has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of the Company;

5.11.
the Registration Statement, when filed with the Commission, and the Indentures, when executed and delivered, will not differ in any material way from the drafts thereof which we have examined for the purposes of this opinion;

5.12.	there will be no amendment or addendum to or repeal of the Resolutions before the Securities are issued;

5.13.	the definitive terms of the Securities, other than Common Shares, to be offered pursuant to the Registration Statement will have been established in accordance with the Resolutions and applicable law;

5.14.
any Securities issuable upon conversion, exchange or exercise of any Security to be offered, will be duly authorised, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

5.15.
any Securities consisting of Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security to be offered, or issued as part of a Unit, will be duly authorised and issued, and any certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof;

5.16.	the Registration Statement and the Prospectus, and any amendments thereto, will have become effective;

5.17.	one or more prospectus supplements will have been filed with the Commission describing the Securities to be offered thereby;

5.18.
all Securities will be issued in compliance with all matters of, and the validity and enforceability thereof under, applicable U.S. federal and state securities laws and other laws (other than the laws of Bermuda, in respect of which we are opining);

5.19.
prior to the date of issuance of any Securities, all necessary approvals of the Bermuda Monetary Authority (save in the case of the issuance of the Common Shares, provided that the Common Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981) will have been obtained with respect to the issue and free transferability of the Securities to be issued;

5.20.
with respect to the issuance and sale of any Debt Securities, that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the trustee named therein, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee named therein;

5.21.
with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the indenture with respect thereto;

5.22.
with respect to the issuance and sale of any series of Preferred Shares, that an appropriate certificate of designations, or similar instrument setting out the preferential, qualified or special rights, privileges or conditions with respect to such series of Preferred Shares will have been duly and validly authorised and adopted by the Company;

5.23.
with respect to the issuance and sale of any Warrants, that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the warrant agent, (ii) the Warrants will have been duly executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company;

5.24.
with respect to the issuance and sale of any Purchase Contracts, that (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein;

5.25.
with respect to the issuance and sale of any Rights, that (i) a purchase agreement with respect to such Rights will have been executed and delivered by the parties thereto, and (ii) the Rights, if in certificated form, will have been duly executed and delivered in accordance with the rights agreement upon payment of the consideration therefor provided for therein; and

5.26.
with respect to the issuance and sale of any Units, that (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the Units, if in certificated form, will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein.

6.	Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

6.1.	the Company is duly incorporated for an indefinite period as an exempted limited company, and is validly existing and in 'good standing' under the laws of Bermuda;

6.2.
the Common Shares and the Preferred Shares have been duly authorised and any Securities consisting of Common Shares or Preferred Shares, including any Common Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, or issued as part of a Unit, when issued, sold and paid for as contemplated in conformity with the Resolutions and the Prospectus or any prospectus supplement, will be validly issued, fully paid and non-assessable;

6.3.
any Securities consisting of Debt Securities, Warrants, Purchase Contracts, Rights or Units have been duly authorised and will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to benefits provided by the applicable Indenture; and

6.4.	so far as can be ascertained from the Searches, the Company is not engaged in or threatened with any action, suit, or proceeding before any court in Bermuda.

7.	Reservations

We have the following reservations:

7.1.
we have relied upon searches of public records on file at the offices of the ROC and the Registry of the Supreme Court of Bermuda but we note that the records disclosed by those searches may not be complete or up to date;

7.2.
any reference in this opinion to securities being "non-assessable" means, in relation to fully-paid securities of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of securities, that: no security holder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their securities, to satisfy claims of creditors of the Company, or otherwise; and no security holder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a security holder, if and so far as the alteration requires him to take, or subscribe for additional securities, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company;

7.3.
with respect to the opinions given herein, we have relied upon statements and representations made to us in a certificate provided to us by an officer of the Company. We have made no independent verification of the matters referred to in the certificate, and we qualify such opinions to the extent that the statements or representations made in the certificate are not accurate in any respect; and

7.4.
any reference in this opinion to the Company being "in good standing" means having paid all fees and taxes and having made all filings required by the laws of Bermuda in order to maintain the valid existence of the Company pursuant to such laws.

8.	Disclosure

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm, under the caption "Legal Matters" in the prospectus attached thereto, without admitting that we are "experts", within the meaning of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act.

This opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully,

/s/ MJM Limited

.